UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): January 18, 2024

SHARPLINK GAMING LTD.

(formerly Mer Telemanagement Solutions Ltd.)

(Exact name of registrant as specified in charter)

Israel	7999	98-1657258
(State of Incorporation)	(Primary Standard Industrial Classification Code Number.)	(IRS Employer Identification No.)

333 Washington Avenue North, Suite 104

Minneapolis, Minnesota 55402

(Address of Principal Executive Offices) (Zip Code)

612-293-0619

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares	SBET	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The information set forth below in Item 2.01 “Completion of Acquisition or Disposition of Assets” is hereby incorporated into this Item 1.01.

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

The information disclosed in Item 2.01 below under “Retirement of Debt” is hereby incorporated into this Item 1.02.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

Purchase Agreement

On January 18, 2024, SharpLink Gaming Ltd. (“SharpLink,” the “Company” or “Parent Seller”), an Israeli limited liability company, and SLG1 Holdings, LLC, a Delaware limited liability company and wholly owned subsidiary of SharpLink (“Subsidiary Seller”), SHGN Acquisition Corp. (“SHGN,” and together with Parent Seller and Subsidiary Seller, the “Seller”), a Delaware corporation and wholly owned subsidiary of SharpLink, entered into a Purchase Agreement (the “PA”) with RSports Interactive, Inc., a Minnesota corporation (“Buyer”). The Subsidiary Seller owns all of the issued and outstanding membership interests of Sports Technologies, LLC, a Minnesota limited liability company, SHGN and Holdings Quinn, LLC, a Delaware limited liability company (collectively referred to as the “Targets”). The PA contemplates the sale of the Company’s Fantasy Sports and Sports Game Development business units to the Buyer, by selling all of the issued and outstanding shares of common stock or membership interests of the Targets and the Acquired Subsidiaries (as defined below) for $22,500,000 in an all cash transaction (the “Equity Sale”).

SHGN owns all of the membership interests in Virtual Fantasy Games Acquisitions, LLC , a Minnesota limited liability company; LeagueSafe Management, LLC , a Minnesota limited liability company; SportsHub Reserve, LLC, a Minnesota limited liability company; SportsHub PA, LLC, a Pennsylvania limited liability company; SportsHub Operations, LLC, a Minnesota limited liability company; SportsHub Holdings, LLC, a Minnesota limited liability company; SportsHub Regulatory, LLC, a Minnesota limited liability company; and SportsHub Player Reserve, LLC, a Minnesota limited liability company (collectively, the “Acquired Subsidiaries”).

The Targets, previously held by either the Parent Seller or the Subsidiary Seller, owned and operated SharpLink’s fantasy sports and free to play (“F2P”) sports games development businesses. In association with the Equity Sale, 46 employees previously employed by the Seller became employees of the Buyer.

Post Closing Covenant Agreement

In connection with the Equity Sale, SharpLink entered into a Post Closing Covenant Agreement (the “PCCA”) with the Buyer defining the post-closing terms and conditions relating to certain transfers and assignments of assets subsequent to the closing of the Equity Sale, including:

●	Transferring control of all bank accounts held by the Targets and Acquired Subsidiaries to the Buyer;

●	Transferring or cooperating with the application process for all state gaming licenses held by the Targets and Acquired Subsidiaries in connection with the change of control to the Buyer;

●	Providing the Buyer with an accounting of all funds due to and from and any deferred revenue between Sports Technologies, LLC, SHGN and SharpLink, Inc.;

●	Assigning to Buyer or its affiliates, or cause the counterparty to consent to, all contracts assumed by the Buyer or its affiliates on or subsequent to the closing based upon change of control provisions; and

●	Assigning to Buyer or its affiliates all of its intellectual property rights purchased in the PA for the Acquired Subsidiaries or Targets.

In accordance with the terms of the PCCA, SharpLink will complete all post-closing covenants no later than 90 days following the closing, with the exception of Seller covenants that are dependent on governmental authorities or governmental orders for completion, in which case it will use diligent, good faith efforts to cause the same to be completed as soon as practical.

The foregoing description of the PA and the PCCA is qualified in its entirety by reference to the full text of such agreements, copies of which are filed as Exhibits 10.1 and 10.2 to this Form 8-K, respectively, and are incorporated herein by reference.

Background of the Equity Sale

The Board of Directors of the Company (the “Board”), being aware of the low market valuation and consistently low trading price of the Company’s ordinary shares on the Nasdaq Capital Markets, directed SharpLink’s Chief Executive Officer, Rob Phythian, to commence with implementing a strategy to identify and solicit potential buyers of SharpLink’s fantasy sports and F2P sports games development businesses for consideration that would more accurately reflect the fair value of the businesses.

Following numerous informal confidential solicitations, Mr. Phythian succeeded in identifying three potential buyers which expressed interest in pursuing negotiations with the Company on the purchase of the Targets. Following several in-person meetings and video/teleconferences with these potential buyers, SharpLink received two proposed letters of intent and term sheets. During the following weeks, Mr. Phythian worked in close collaboration with the independent members of the Board to evaluate and negotiate the final terms of the letter of intent. On December 8, 2023, the Board approved the terms and conditions set forth in the Letter of Intent and Term Sheet received from the Buyer, which was subject to customary due diligence and closing conditions. Under the Israeli Companies Law, the approval of the sale of SharpLink assets of the Subsidiary Seller requires the approval by the Board and does not require the approval by a shareholder vote.

As noted under Item 5.02 below, Chris Nicholas, the Company’s Chief Operating Officer and member of the Board, tendered his resignation to the Company in connection with the Equity Sale and is expected to be employed by the Buyer. In connection with the expected employment of Mr. Nicholas by the Buyer and the potential personal interest of Mr. Nicholas in the transaction as a result, the Audit Committee met to discuss the PA, the Equity Sale and related transactions prior to the approval of the Board for the Equity Sale. The Audit Committee was provided a presentation of the fairness opinion discussed below and reviewed the PA. The Audit Committee determined that the Equity Sale was an “extraordinary transaction” under the Israeli Companies Law and noted that due to Mr. Nicholas’s expected employment by the Buyer, Mr. Nicholas was deemed to have a personal interest in the Equity Sale. The Audit Committee further resolved to approve the PA, the Equity Sale and related transactions, and to recommend approval of the sale to the Company’s Board and that the sales was in the best interest of the Company. Following the approval and recommendation by the Audit Committee, the Board approved the PA, the Equity Sale and related transactions on January 18, 2024 and determined that they are in the best interest of the Company. Due to a future potential personal interest with the Buyer, Mr. Nicholas was excused from and did not participate in the discussion or the vote of the Board.

Reasons for the Equity Sale

The Audit Committee and the Board considered the following factors in reaching their conclusion:

●	Based on an internal evaluation of the financial and operational performance of the Company’s fantasy sports and free-to-play games development businesses, industry competitive analysis and the market performance of SharpLink’s ordinary shares since completing its merger with SportsHub Games Network in December 2022, it was determined that, in the best interest of the Company, to commence a strategy to identify and solicit potential buyers;

●	With the Equity Sale consummated, SharpLink expects to significantly reduce its operating expenses, primarily due to a reduction in headcount from 51 to five employees, diminished state licensing and regulatory requirements, elimination of debt service and other cost savings, thereby positioning the Company to achieve positive results from its remaining performance marketing business;

●	The Equity Sale significantly strengthens the Company’s working cash position and total shareholders’ equity and provides the capital necessary to extinguish approximately $14.9 million in outstanding debt – all without having to rely on dilutive equity financings to support the Company’s future growth;

●	The improvement in the Company’s total shareholders’ equity position is expected to enable SharpLink to regain compliance with Nasdaq’s minimum net equity listing requirements; and

●	With the sale of the Company’s fantasy sports and free-to-play games development businesses positions SharpLink as a pure-play, performance marketing company serving the global sports betting and iGaming industries.

In the course of its deliberations, the Audit Committees and Board also considered a variety of risks and other countervailing factors related to entering into the Equity Sale, including:

●	The substantial expenses that were incurred in connection with the Equity Sale, including costs associated with obtaining the fairness opinion and legal and tax advisory services necessary;

●	The possibility of any suit, action or proceeding with respect to the Equity Sale; and

●	SharpLink’s going-forward business and current and future risks to its activities and to the industry in which it operates.

Moving forward, SharpLink will continue to operate its Affiliate Marketing Services – United States and Affiliate Marketing Services – International business units, which deliver unique fan activation and performance marketing solutions to SharpLink’s sportsbook and casino partners.

The foregoing information and factors considered by the Board are not intended to be exhaustive but are believed to include all the material factors considered. The Board conducted an overall analysis of the factors described above, including conducting thorough discussions with, and questioning of, the SharpLink management team and the legal, financial and other advisors of SharpLink, and considered the factors overall to be favorable to, and in support of, its determination to approve the Equity Sale.

Fairness Opinion of Newbridge Securities Corporation

In connection with the Board’s process for considering the Equity Sale, the Board elected to engage a qualified investment banking firm to perform an independent third party fairness opinion. Accordingly, SharpLink retained Newbridge Securities Corporation (“Newbridge”), a full service securities broker/dealer and investment banking firm and member of the Financial Industry Regulatory Authority and the Securities Investor Protection Corporation, to provide the fairness opinion. In selecting Newbridge, the Board considered, among other things, Newbridge’s qualifications, expertise and reputation, as well as Newbridge’s understanding of SharpLink’s businesses and the industries in which the Company operates.

On the morning of January 16, 2024, Newbridge rendered its final oral opinion to both the Audit Committee and the Board, which was subsequently confirmed in a letter dated January 18, 2024 (the “Fairness Opinion Letter”), stating that, as of the date of the letter, and subject to and based on the assumptions made, procedures followed, matters considered, limitations of the review undertaken and qualifications in such letter, the consideration to be paid to the Subsidiary Seller by the Buyer pursuant to the PA is fair from a financial point of view.

The foregoing description of the Fairness Opinion Letter is qualified in its entirety by reference to the full text of such letter, a copy of which is filed as Exhibit 10.3 to this Form 8-K and is incorporated herein by reference.

Retirement of Debt

Platinum Bank Term Loans and Lines of Credit

In connection with the closing of the Equity Sale, on January 18, 2024 SharpLink repaid in full all outstanding term loans and lines of credit with Platinum Bank, together with accrued but unpaid interest and all other amounts due in connection with such repayment under existing credit agreements, totaling an aggregate $14,836,625 and thereby terminating all existing credit facilities with Platinum Bank and discharging the debt on the Company’s balance sheet.

Redemption of Debenture and Settlement of Event of Default

On February 15, 2023, SharpLink issued an 8% Interest, 10% Original Issue Discount Senior Convertible Debenture due February 15, 2026 in the original amount of $4,400,000 (the “Debenture”) to Alpha Capital Anstalt (“Alpha”). Pursuant to Section 8(a)(vi) of the Debenture, it is an event of default if the Company is party to a fundamental transaction or agrees to sell or dispose of all or in excess of 33% of its assets in one transaction or a series of related transactions. In addition, on February 15, 2023, the Company issued a warrant to Alpha to initially purchase 8,800,000 ordinary shares (pre-reverse stock split) of the Company (the “2023 Warrant”), which provides that in the event of a fundamental transaction, SharpLink, at Alpha’s option, would repurchase the Warrant from Alpha on the terms set forth in Section 3(e)(ii) of the 2023 Warrant (the “Warrant Repurchase”).

On January 19, 2023, SharpLink and Alpha entered into a settlement agreement (the “Settlement Agreement”) whereby Alpha agreed to waive (i) the event of default under Section 8(a)(vi) of the Debenture and Section 3(e)(ii) of the 2023 Warrant in connection with the Equity Sale; and (ii) payment of the Mandatory Default Amount; and the parties agreed that the Company will pay 110% of the outstanding principal amount of the Debenture, plus accrued and unpaid interest, in the aggregate total amount of $4,484,230 (the “Debenture Redemption Amount”). On January 19, 2024, the Company paid Alpha the Debenture Redemption Amount. As a result, the Company’s obligations under the Debenture have been satisfied.

Pursuant to Section 5(1) of the 2023 Warrant, Alpha further agreed to waive its right to elect that, in connection with and at the closing of the Equity Sale, the 2023 Warrant shall be repurchased by the Company as set forth in Section 3(e) of the 2023 Warrant. The Parties agreed in the Settlement Agreement that the Warrant Repurchase for its Black Scholes value shall take place upon the earlier of (a) June 30, 2024; (b) the Company raising a gross amount of not less than $3,000,000 whether by equity or debt; and (c) the Company entering into a “fundamental transaction” as defined in the 2023 Warrant. The Parties further agree in the Settlement Agreement to fix the Black Scholes value of the 2023 Warrant for purposes of the Warrant Repurchase at $900,000.

The foregoing description of the Settlement Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 10.4 to this Form 8-K, respectively, and are incorporated herein by reference.

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS, APPOINTMENT OF PRINCIPAL OFFICERS.

On January 19, 2024 in connection with the Equity Sale, Chris Nicholas, the Company’s Chief Operating Officer and member of the Board of Directors, tendered his resignation as an officer and director of SharpLink. The Company does not intend to replace Mr. Nicholas in the Chief Operating Officer role, and his responsibilities will be overseen by other members of the Company’s management team on a going-forward basis.

ITEM 7.01	REGULATION FD DISCLOSURE.

On January 23, 2024, the Company issued a press release relating to the signing of the PA and the closing of Equity Sale. A copy of the press release is furnished as Exhibit 99.1.

The information set forth in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference into any filing of the Company under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such filing.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description

10.1	Purchase Agreement, dated as of January 18, 2024, by and among SharpLink Gaming Ltd., SLG 1 Holdings, LLC, SHGN Acquisition Corp. and RSports Interactive, Inc.

10.2	Post Closing Covenant Agreement, dated January 18, 2024, between SharpLink Gaming Ltd. and RSports Interactive, Inc.

10.3	Fairness Opinion Letter, dated January 18, 2024, from Newbridge Securities Corporation

10.4	Settlement Agreement, dated January 19, 2024, between SharpLink Gaming Ltd. and Alpha Capital Anstalt

99.1	Press Release titled “SharpLink Gaming Sells Fantasy Sports and Sports Game Development Business Units to RSports Interactive,” dated January 23, 2024

104	Cover Page Interactive Data File (Embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHARPLINK GAMING LTD.

	By:	/s/ Rob Phythian
	Name:	Rob Phythian
	Title:	Chief Executive Officer
Dated: January 23, 2024